As filed with the Securities and Exchange Commission
                          on October 16, 1998
                                           Registration No. 33-       -
=======================================================================
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                      ____________________________

                                FORM S-8
                         REGISTRATION STATEMENT
                                 UNDER
                       THE SECURITIES ACT OF 1933

                      ____________________________

                                SBE, INC.
         (Exact name of registrant as specified in its charter)

                      ____________________________

        Delaware                               94-517641
________________________           ____________________________________
(State of Incorporation)           (I.R.S. Employer Identification No.)

                        4550 Norris Canyon Road
                          San Ramon, CA 94583
                (Address of principal executive offices)

                      ____________________________


                   1998 Non-Officer Stock Option Plan
                        (Full title of the plans)


                            TIMOTHY J. REPP
                        Chief Financial Officer
                                SBE, Inc.
                        4550 Norris Canyon Road
                           San Ramon, CA 94583
                             (925) 355-2000
  (Name, address, including zip code, and telephone number, including area code, of agent for service)

                      ____________________________

                               Copies to:
                      Christopher A. Westover, Esq.
                           Cooley Godward LLP
                     One Maritime Plaza, 20th Floor
                         San Francisco, CA 94111
                             (415) 693-2000
                      ____________________________

                                                 Exhibit Index at Page 4

                    CALCULATION OF REGISTRATION FEE
========================================================================
                              Proposed       Proposed
 Title of                     Maximum        Maximum
Securities       Amount       Offering       Aggregate       Amount of
  to be          to be        Price Per      Offering      Registration
Registered     Registered     Share (1)      Price (1)          Fee
------------------------------------------------------------------------
Stock Options
and Common
Stock (par
value $.001)   300,000        $4.6914        $1,407,420    $391
========================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and the aggregate offering price are based upon
     (a) the weighted average exercise price, for shares subject to outstanding options granted under the Registrant's 1998 Non-Officer Stock Option Plan (the "Plan") in accordance with Rule 457 (h) under the Act or (b) the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on October 8, 1998, in accordance with Rule 457
     (c) under the Act, for shares issuable pursuant to the Plan, in accordance with Rule 457(c) of the Act. The following chart illustrates the calculation of the registration fee:

========================================================================
                                                OFFERING     AGGREGATE
                                 NUMBER OF      PRICE PER     OFFERING
TYPE OF SHARES                    SHARES          SHARE        PRICE
------------------------------------------------------------------------

Shares issuable pursuant to
outstanding options under the
1998 Non-Officer Stock Option
Plan                               206,575    $5.09(1)(a)   $1,051,469
------------------------------------------------------------------------

Shares issuable pursuant to
unissued stock options under
the 1998 Non-Officer Stock
Option Plan                         93,425    $3.81(1)(b)     $355,951
------------------------------------------------------------------------

Proposed Maximum Aggregate
Offering Price                                              $1,407,420
------------------------------------------------------------------------

Registration Fee                                                  $391
========================================================================


     Approximate date of commencement of proposed sale to the public:
     As soon as practicable after this Registration Statement becomes effective.

                                 PART II

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by SBE, Inc. (the "Company") with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

     (a) The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or either (1) the Company's latest prospectus filed pursuant to Rule 424(b) under the Act, that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed, or (2) the Company's effective registration statement on Form 10 or 20-F filed under the Exchange Act containing audited financial statements for the Company's latest fiscal year.

     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports, the prospectus or the registration statement referred to in (a) above.

     (c) The description of the Company's Common Stock which is contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.


ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.


ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company reincorporated in Delaware on December 15, 1997 and thus adopted new By-Laws and entered into new indemnification agreements with its officers and directors as more specifically described below.

     As permitted by Section 145 of the Delaware General Corporation Law, the By-Laws of the Company provide that (i) the Company is required to indemnify its directors and executive officers to the fullest extent not prohibited by the Delaware General Corporation Law,
(ii) the Company may, in its discretion, indemnify other officers, employees and agents as set forth in the Delaware General Corporation Law, (iii) the Company is required to advance all expenses incurred by its directors and executive officers in connection with certain legal proceedings (subject to certain exceptions), (iv) the rights conferred in the By-Laws are not exclusive, (v) the Company is authorized to enter into indemnification agreements with its directors, officers, employees and agents and (vi) the Company may not retroactively amend the By-Laws provisions relating to indemnify.

     The Company has entered into agreements with its directors and executive officers that require the Company to indemnify such persons against expenses, judgements, fines, settlements and other amounts that such person becomes legally obligated to pay (including expenses of a derivative action ) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director of or officer of the Company or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable


ITEM 8.   EXHIBITS

Exhibit
Number

5         Opinion of Cooley Godward LLP

23.1      Consent of PricewaterhouseCoopers LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5 to this Registration Statement

24        Power of Attorney is contained on the signature pages.

99.1      1998 Non-Officer Stock Option Plan

99.2 Form of Stock Option Agreement and Grant Notice used in connection with the 1998 Non-Officer Stock Option Plan

ITEM 9.   UNDERTAKINGS

1.   The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement
     (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED, HOWEVER, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the issuer pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference herein.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                               SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Ramon, State of California, on October 16, 1998.


                                    SBE, Inc.



                                    By  /s/ Timothy J. Repp
                                        ___________________
                                          Timothy J. Repp

                                    Title: Chief Financial
                                           Officer, Vice
                                           President, Finance and
                                           Secretary

                           POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints William B. Heye and Timothy J. Repp, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                     Title                  Date


 /s/ William B. Heye, Jr.     President and Chief    October 16, 1998
_________________________     Executive Officer
   William B. Heye, Jr.       (Principal Executive
                              Officer)



 /s/ Timothy J. Repp          Vice President,        October 16, 1998
_________________________     Finance, Chief
   Timothy J. Repp            Financial Officer and
                              Secretary (Principal
                              Financial Officer and
                              Accounting Officer)



 /s/ Raimon L. Conlisk        Director               October 16, 1998
_________________________
   Raimon L. Conlisk



 /s/ George E. Grega          Director               October 16, 1998
_________________________
   George E. Grega



 /s/ Ronald J. Ritchie        Director               October 16, 1998
_________________________
   Ronald J. Ritchie



 /s/ Randall L-W. Caudill     Director               October 16, 1998
_________________________
   Randall L-W. Caudill

                             EXHIBIT INDEX
Exhibit                                                Sequential Page
Number                    Description                  Number

5       Opinion of Cooley Godward LLP                           9

23.1    Consent of PricewaterhouseCoopers LLP                  10

23.2    Consent of Cooley Godward LLP  is contained in          9
        Exhibit 5 to this Registration Statement

24      Power of Attorney is contained on the signature         6
        pages.

99.1    1998 Non-Officer Stock Option Plan                     11

99.2    Form of Stock Option Agreement and Grant Notice        20
        used in connection with the 1998 Non-Officer
        Stock Option Plan